UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 20, 2007

SUNPOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51593	94-3008969
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3939 North First Street, San Jose, California 95134

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 240-5500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

See disclosure contained in Item 2.03 below, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 20, 2007, SunPower Corporation, a Delaware corporation (“SunPower”) entered into an amendment (the “Amendment”) to the Credit Agreement (the “Credit Agreement”), dated July 13, 2007, with Wells Fargo Bank, National Association (“Wells Fargo”). The Amendment modifies the Credit Agreement’s $50 million unsecured line of credit by incorporating a $40 million unsecured letter of credit subfeature. The Amendment also increases the Credit Agreement’s secured letter of credit line from $15 million to $50 million and extends the expiration date of the secured letter of credit line from July 31, 2010 to July 31, 2012.

In connection with the original Credit Agreement, SunPower concurrently entered into a Security Agreement (the “Security Agreement”) with Wells Fargo, granting a security interest in a deposit account to secure its obligations in connection with any letters of credit that might be issued under the Credit Agreement’s secured letter of credit line, and SunPower North America, Inc., a wholly-owned subsidiary of SunPower, and SunPower Corporation, Systems, another wholly-owned subsidiary of SunPower, entered into an associated Continuing Guaranty (the “Guaranty”, and, together with the Credit Agreement and the Security Agreement, the “Loan Documents”) on July 13, 2007 with Wells Fargo.

Until July 31, 2008, SunPower may borrow up to $50 million under the Credit Agreement’s unsecured line of credit and request that Wells Fargo issue up to $40 million in letters of credit under the unsecured letter of credit subfeature, provided that any letters of credit issued and outstanding under the unsecured letter of credit subfeature will reduce SunPower’s borrowing capacity. Until July 31, 2012, SunPower may request that Wells Fargo issue up to $50 million in letters of credit under the Credit Agreement’s secured letter of credit line. As detailed in the Credit Agreement, SunPower will pay interest on outstanding borrowings and a fee for issued and outstanding letters of credit. SunPower has the ability at any time to prepay outstanding loans. All borrowings must be repaid by July 31, 2008, and all letters of credit issued under the unsecured letter of credit subfeature shall expire on or before July 31, 2008 unless SunPower provides by such date collateral in the form of cash or cash equivalents in the aggregate amount available to be drawn under letters of credit outstanding at such time. All letters of credit issued under the secured letter of credit line shall expire no later than July 31, 2012. The Loan Documents include certain conditions to borrowings, representations and covenants, and events of default customary for financing transactions of this type.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2007

SunPower Corporation

By:	/s/ Emmanuel Hernandez
Name:	Emmanuel Hernandez
Title:	Chief Financial Officer